SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2014

MOUNTAIN HIGH ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1624 Market Street, Suite 202

Denver, Colorado 80202

(303) 544-2115

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MOUNTAIN HIGH ACQUISITIONS CORP.

Form 8-K

Current Report

 ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Consulting Agreement

On April 15, 2014, the Board of Directors of Mountain High Acquisitions Corp., a Colorado corporation (the “Corporation”) ratified, confirmed and approved the entry into a consulting agreement (the “Consulting Agreement”) with Dr. Bob Melamede (“Dr. Melamede”) dated April 3, 2014. Pursuant to the Consulting Agreement, Dr. Melamede shall serve as a member of the Corporation’s newly formed Advisory Board and act as the Scientific Advisor of the Advisory Board for a term of twelve (12) months. In exchange for Dr. Melamede’s services to the Corporation, he shall receive: (1) Ten Thousand Dollars ($10,000 USD) per year, due and payable in advance; and (2) Three Hundred Thousand (300,000) Common Stock Purchase Warrants of the Corporation at an exercise price of Four Dollars ($4.00 USD) per share, that vest immediately upon execution of the Consulting Agreement and shall terminate on April 3, 2016.

The above description of the Consulting Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Consulting Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by this reference.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock to be issued under the Common Stock Purchase Warrants referenced herein are issuable in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock are issuable (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 8.01        OTHER EVENTS.

Formation of Advisory Board

On April 15, 2014, the Corporation’s Board of Directors ratified, confirmed and approved the formation of an Advisory Board to allow the Corporation to work closely with industry experts to complement and support the Corporation’s existing management to improve overall company performance. The Advisory Board’s duties include, but are not limited to, the following:

1)	Providing a forum for the exchange of intelligence, ideas and suggestions to the Corporation within the framework of each members’ expertise and the business activities of the Corporation;
2)	Endeavoring to influence the Corporation's strategic aims, by ensuring that the necessary scientific, research, environment, technology, and business resources are in place for the Corporation to meet its objectives; and
3)	Endeavoring to influence the Corporation's values and standards so that its obligations to its shareholders and others are understood and met.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Consulting Agreement by and between Dr. Bob Melamede and the Corporation dated April 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN HIGH ACQUISITIONS CORP.
Date: April 15, 2014	By: /s/ Alan Smith
Alan Smith
President, Chief Executive Officer, Chief Financial Officer, and Sole Director